UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 10, 2012

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed on November 14, 2011, Kodiak Oil & Gas Corp. (the “Company”) together with its wholly-owned subsidiary, Kodiak Oil & Gas (USA) Inc. (the “Subsidiary”), entered into separate, definitive purchase and sale agreements (the “Purchase Agreements”) with each of (i) North Plains Energy, LLC, a Delaware limited liability company, and (ii) Mercuria Bakken, LLC, a Delaware limited liability company (collectively, the “Seller”), under which the Subsidiary has agreed to acquire certain oil and gas leaseholds, overriding royalty interests and producing properties located primarily in the State of North Dakota, and various other related rights, permits, contracts, equipment and other assets, including the assignment and assumption of a rig drilling contract (the “Acquisition”). The effective date for the Acquisition is September 1, 2011.

On January 10, 2012, the parties closed the Acquisition for aggregate consideration of approximately $638.4 million.  Such consideration was comprised of (i) 5,055,612 shares of the Company’s common stock at a price of $9.89 per share and (ii) cash consideration in an amount equal to approximately $588.4 million.  The purchase price included $48.4 million in post-closing adjustments to reflect the effective date of the Acquisition which includes reimbursement to Seller for operational expenditures during the interim period. The Company funded the cash balance due at closing through the release from escrow of the proceeds from the Company’s November 2011 high yield debt offering.

Pursuant to the Acquisition, the Company acquired approximately 50,000 net leasehold acres and net production of approximately 3,600 barrels of oil equivalent per day located primarily in McKenzie and Williams Counties, N.D. The Subsidiary will operate substantially all of the leasehold acquired.

The foregoing description of the Purchase Agreements is qualified in its entirety by reference to the full text of the Purchase Agreements, copies of which were filed as Exhibits 2.1 and 2.2 to Amendment No. 1 to the Company’s Current Report on Form 8-K/A dated November 14, 2011 and are incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth above under Item 2.01 is incorporated herein by reference.  As previously disclosed on the Company’s Current Report on Form 8-K filed on November 14, 2011, the Purchase Agreements provided for the issuance of shares of the Company’s common stock to the Seller at closing pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof.

Item 7.01 Regulation FD Disclosure.

On January 10, 2012, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is attached as Exhibit 99.4 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information provided under this Item 7.01 in this report on Form 8-K, including Exhibit 99.4 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

On January 10, 2012, the Subsidiary entered into the Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”) with each of the lenders from time to time party thereto, which includes Wells Fargo Bank, N.A., BMO Harris Financing, Inc., KeyBank National Association, Royal Bank of Canada and Credit Suisse AG (collectively, the “Credit Agreement Lenders”), and Wells Fargo Bank, N.A., as administrative agent for the Credit Agreement Lenders (the “Administrative Agent”). The Third Amendment, among other things, amends the Amended and Restated Credit Agreement among the Subsidiary, the Credit Agreement Lenders and the Administrative Agent (the “First Lien Credit Agreement”) to permit payments, in certain circumstances, in respect of an intercompany note between from the Subsidiary to the Company.

All other material terms of the First Lien Credit Agreement remain unchanged.  The foregoing description of the Third Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Third Amendment, attached hereto as Exhibit 10.1. For a description of the terms of the First Lien Credit Agreement and related agreements, see the Company’s Current Reports on Form 8-K filed on May 27, 2010, December 2, 2010, April 19, 2011, November 3, 2011 and November 14, 2011, which are incorporated herein by reference.

As previously disclosed, in connection with the closing of the November 2011 debt and equity offerings, the Company repaid all outstanding debt under the First Lien Credit Agreement and, in conjunction with the closing of the Acquisition, the Company repaid all of the outstanding debt under its second lien credit agreement. The Company’s current borrowing capacity under the First Lien Credit Agreement is $225 million.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The statements of operating revenues and direct operating expenses of the properties acquired by Kodiak Oil & Gas Corp. for the year ended December 31, 2010 and the nine months ended September 30, 2011 (unaudited) and September 30, 2010 (unaudited) are attached hereto as Exhibit 99.1 and incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated November 14, 2011.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 and condensed consolidated statement of operations for the nine months ended September 30, 2011 are incorporated herein by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K dated November 14, 2011.

Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010 and for the nine months ended September 30, 2010 are incorporated herein by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K dated November 14, 2011.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the Acquisition been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the unaudited pro forma condensed consolidated statement of operations due to normal production declines, changes in prices, future transactions, the exclusion of various operating expenses and other factors.  The Company currently has provided a full valuation allowance against net deferred tax assets.  The Company believes that the Acquisition would not result in an immediate change in the Company’s assessment regarding the valuation allowance. As such, no income tax adjustments from the Acquisition has been reflected in the unaudited pro forma financial information.

(d) Exhibits.

Exhibit 10.1

Third Amendment to Amended and Restated Credit Agreement among Kodiak Oil & Gas (USA) Inc., as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, and The Lenders Signatory Thereto, dated as of January 10, 2012

Exhibit 99.1

Statements of operating revenues and direct operating expenses of the Properties to be Acquired by Kodiak Oil & Gas Corp. for the year ended December 31, 2010 and the nine months ended September 30, 2011 (unaudited) and September 30, 2010 (unaudited)*

Exhibit 99.2	Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2011 and the condensed consolidated balance sheet as of September 30, 2011*

Exhibit 99.3	Unaudited pro forma condensed consolidated statements of operations for the year ended

December 31, 2010 and the nine months ended September 30, 2010*

Exhibit 99.4	Press release of Kodiak Oil & Gas Corp. dated January 10, 2012

*  Incorporated herein by reference to the Company’s Current Report on Form 8-K dated November 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson
Chief Financial Officer

Date: January 17, 2012

EXHIBIT INDEX

Exhibit 10.1

Third Amendment to Amended and Restated Credit Agreement among Kodiak Oil & Gas (USA) Inc., as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, and The Lenders Signatory Thereto, dated as of January 10, 2012

Exhibit 99.1

Statements of operating revenues and direct operating expenses of the Properties to be Acquired by Kodiak Oil & Gas Corp. for the year ended December 31, 2010 and the nine months ended September 30, 2011 (unaudited) and September 30, 2010 (unaudited)*

Exhibit 99.2	Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2011 and the condensed consolidated balance sheet as of September 30, 2011*

Exhibit 99.3	Unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2010 and the nine months ended September 30, 2010*

Exhibit 99.4	Press release of Kodiak Oil & Gas Corp. dated January 10, 2012

*  Incorporated herein by reference from the Company’s Current Report on Form 8-K dated November 14, 2011.